CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


              We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 71 to the Registration Statement (Form N-1A No. 2-11357) of Neuberger & Berman International Fund (a separate series of Neuberger & Berman Equity Funds) and to the incorporation by reference of our report dated October 6, 1995 on the International Portfolio (a separate series of Global Managers Trust) included in the 1995 Annual Report to Shareholders of Neuberger & Berman International Fund.


                                                /s/ Ernst & Young
                                                ERNST & YOUNG


     Grand Cayman,
     Cayman Islands
     October 25, 1995
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